Exhibit 4.2

GENCO SHIPPING & TRADING LIMITED

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JULY 27, 2010

to the Indenture dated as of July 27, 2010

Creating the Series of Notes Designated

5.00% Convertible Senior Notes due August 15, 2015

THE BANK OF NEW YORK MELLON,

as Trustee

ARTICLE 1
DEFINITIONS

Section 1.01	Definitions	1

Section 1.02	Other Definitions	6

ARTICLE 2
THE SECURITIES

Section 2.01	Issue of Notes	6

Section 2.02	Form and Dating	7

Section 2.03	Execution and Authorization; Add On Securities	7

Section 2.04	Registrar, Paying Agent and Conversion Agent	7

Section 2.05	Transfer and Exchange	7

Section 2.06	Outstanding Securities	8

Section 2.07	Cancellation	8

ARTICLE 3
REDEMPTION

Section 3.01	Not Subject to Redemption	9

ARTICLE 4
PURCHASE OF SECURITIES UPON A FUNDAMENTAL CHANGE

Section 4.01	Purchase of Securities at Option of the Holder Upon Fundamental Change	9

Section 4.02	Effect of Fundamental Change Purchase Notice	13

Section 4.03	Deposit of Fundamental Change Purchase Price	13

Section 4.04	Securities Purchased in Part	14

Section 4.05	Compliance with Securities Laws Upon Purchase of Securities	14

ARTICLE 5
PAYMENT OF INTEREST AND MAKE WHOLE ADJUSTMENT EVENTS

Section 5.01	Interest and Principal Payments	14

Section 5.02	Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make Whole Adjustment Events	15

Section 5.03	Adjustments Relating to Make Whole Adjustment Event	17

ARTICLE 6
CONVERSION

Section 6.01	Conversion Privilege	17

Section 6.02	Conversion Procedure	20

Section 6.03	Fractional Shares	21

i

ii

ARTICLE 11
MISCELLANEOUS PROVISIONS

Section 11.01	Scope of Supplemental Indenture	45

Section 11.02	Adoption, Ratification and Confirmation	46

Section 11.03	New York Law to Govern	46

Section 11.04	Notices	46

Section 11.05	Counterparts	46

Section 11.06	Trustee’s Disclaimer	46

ARTICLE 12
SUPPLEMENTAL INDENTURES

Section 12.01	Without Consent of Holders	46

Section 12.02	With Consent of Holders	47

ARTICLE 13
SINKING FUND

Section 13.01	No Sinking Fund	47

EXHIBITS

Exhibit A:	Form of Security	A-1

iii

FIRST SUPPLEMENTAL INDENTURE, dated as of July 27, 2010, between GENCO SHIPPING & TRADING LIMITED, a Marshall Islands corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (the “Trustee”), Paying Agent, Registrar and Conversion Agent.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of July 27, 2010 (the “Base Indenture”), providing for the issuance from time to time of one or more Series of Notes;

WHEREAS, Sections 2.01 and 2.02 of the Base Indenture provide that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of a new Series of Notes;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to supplement the Base Indenture insofar as it will apply only to the 5.00% Convertible Senior Notes due August 15, 2015 (the “Securities”, each a “Security”) issued under the Indenture (and not to any other Series of Notes); and

WHEREAS, all things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered under the Indenture by the Trustee and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the Holders thereof, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

ARTICLE 1

DEFINITIONS

Section 1.01        Definitions.

For all purposes of the Indenture and the Securities:

(a)          each term that is used but not defined in this Supplemental Indenture shall have the meaning provided in the Base Indenture;

(b)         each term that is defined in both this Supplemental Indenture and the Base Indenture shall have the meaning provided in this Supplemental Indenture unless otherwise specified herein;

(c)          the below terms are defined as follows:

“Add On Securities” means any Securities originally issued after the date hereof pursuant to Section 2.03.

“Additional Tax Amounts” has the meaning specified in Section 7.03.

“Agent” means any Paying Agent, Registrar or Conversion Agent.

“Base Indenture” has the meaning provided in the first recital.

“Business Day” means any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Closing Sale Price” of the Common Stock means, as of any date of determination, the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded (or, if the Common Stock is not listed on a U.S. National Securities Exchange or U.S. regional securities exchange, as reported by Pink OTC Markets Inc.) at 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system on such date.

“Common Stock” means the common stock of the Company, $0.01 par value, as it exists on the date of this Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” has the meaning provided in the preamble, subject to the provisions of Section 8.02.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board of directors on the Original Issue Date of the Securities, or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Conversion Period”, with respect to any Security, means the 25 consecutive Trading Day period beginning on and including the third Trading Day immediately following the related Conversion Date, except that if a Holder surrenders a Security for conversion at any time after the 60th Scheduled Trading Day prior to the Final Maturity Date and until the close of business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, then (i) the Holder will be deemed to have surrendered such Security as of the 30th Trading Day immediately preceding the Final Maturity Date, (ii) the Conversion Period for such Security will commence on the 27th Trading Day immediately preceding the Final Maturity Date, and (iii) the Settlement Date for the conversion of such Security will be the Final Maturity Date (assuming no delay in settlement due to Market Disruption Events).

“Conversion Rate” means, as of any date, an amount equal to $1,000 divided by the then applicable Conversion Price on such date.

“Daily Conversion Value” means, in respect of each of the 25 consecutive Trading Days during any Conversion Period, for each $1,000 in aggregate principal amount of Securities, one-twenty-fifth (1/25th) of the product of (i) the applicable Conversion Rate and (ii) the Daily VWAP of the Common Stock (or other Reference Property, if applicable) on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 25.

“Daily Net Share Settlement Value” means, in respect of any Trading Day, the number of shares of Common Stock equal to (1) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (2) the Daily VWAP of the Common Stock for such Trading Day.

“Daily Settlement Amount” means, in respect of each of the 25 consecutive Trading Days during any Conversion Period, for each $1,000 aggregate principal amount of Securities validly surrendered for conversion:

(i)                                     if the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities exceeds the Daily Measurement Value, the sum of:

(a)                                  a cash payment of the Daily Measurement Value; and

(b)                                 the Daily Net Share Settlement Value; or

(ii)                                  if the Daily Conversion Value for such Trading Day for each $1,000 aggregate principal amount of Securities is less than or equal to the Daily Measurement Value, a cash payment equal to the Daily Conversion Value.

“Daily VWAP” for the Common Stock (or any security that is part of the Reference Property into which the Common Stock has been converted, if applicable), in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock

(or other security) on the New York Stock Exchange (or other principal exchange on which such security is then listed) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GNK.N Equity AQR” (or its equivalent successor if such page is not available, or the Bloomberg page for any security that is part of the Reference Property into which the Common Stock has been converted, if applicable) in respect of the period from the scheduled opening of trading until the scheduled close of trading of the primary trading session on such Trading Day, or, if such volume-weighted average price is unavailable (or the Reference Property is not a security), the market value of one share of the Common Stock (or other Reference Property) on such Trading Day as determined in good faith by the Board of Directors in a commercially reasonable manner, using a volume-weighted average price method (unless the Reference Property is not a security), provided that in making a volume-weighted average pricing determination, the Board of Directors may rely conclusively on the determination of Daily VWAP for such Trading Day made by an independent nationally recognized securities dealer selected by the Board of Directors), and will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Ex-Dividend Date” means, with respect to any dividend or distribution, the first date on which the shares of Common Stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means August 15, 2015.

“Global Security” means any Global Note representing Securities.

“Indenture” has the meaning provided in the third recital.

“Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Original Issue Date” means July 27, 2010.

“Prospectus” means the prospectus dated February 27, 2009, as supplemented by the prospectus supplement dated July 21, 2010, with respect to the Securities, filed by the Company with the SEC on July 22, 2010.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities” has the meaning provided in the third recital.

“Settlement Date” means the third Business Day immediately following the last Trading Day in the relevant Conversion Period, unless otherwise specified herein.

“Settlement Method” means, with respect to any conversion of Securities, the relative proportions of cash and/or shares of Common Stock with which such conversion is to be settled under the Indenture, as elected by the Company under Section 6.05(a).

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” (or any group of Subsidiaries that, taken together, would constitute a “significant subsidiary”) as defined in Regulation S-X under the Securities Act.

“Specified Dollar Amount” means the dollar amount in cash elected, or deemed elected, by the Company in respect of given Securities pursuant to Section 6.05(a).

“Trading Day” means any day during which (i) there is no Market Disruption Event and (ii) the New York Stock Exchange, or if the Common Stock is not listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day.  A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” means, on any date of determination with respect to any Security, the average of the secondary bid quotations per Security obtained by the Company or its agent for $5,000,000 principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used.  If, on any date of determination, the Company or its agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer, then the Trading Price of such Securities on such determination date will be deemed to be less than 98% of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate.

“U.S. National Securities Exchange” means the New York Stock Exchange, the Nasdaq Global Select Market, any of their respective successors or any other U.S. national securities exchange.

“Voting Stock” of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees thereof.

Section 1.02        Other Definitions.

Term	Defined in Section
“Additional Shares”	5.02(a)
“Change of Control”	4.01(a)
“Closing Sale Price Condition”	6.01(a)
“Conversion Agent”	2.04
“Conversion Date”	6.02
“Conversion Notice”	6.02
“Conversion Obligation”	6.02
“Conversion Price”	6.06
“Effective Date”	5.02(a)
“Event of Default”	9.01
“Expiration Date”	6.06(e)
“Expiration Time”	6.06(e)
“Fundamental Change”	4.01(a)
“Fundamental Change Purchase Date”	4.01(a)
“Fundamental Change Purchase Notice”	4.01(c)
“Fundamental Change Purchase Price”	4.01(a)
“Interest Payment Date”	5.01(a)
“Make Whole Adjustment Event”	5.02(a)
“Make Whole Adjustment Event Period”	5.02(a)
“Merger Event”	6.12
“Reference Property”	6.12(a)
“Record Date”	5.01(a)
“Relevant Jurisdiction”	7.03
“Spin-Off”	6.06(c)
“Stock Price”	5.02(a)
“Successor Person”	8.01(a)
“Termination of Trading”	4.01(a)
“Unissued Shares”	4.01(a)
“Valuation Period”	6.06(c)
“Weighted Average Consideration”	6.12(c)

ARTICLE 2

THE SECURITIES

Section 2.01        Issue of Notes.  A Series of Notes which shall be designated the “5.00% Convertible Senior Notes due August 15, 2015” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this Supplemental Indenture.

Section 2.02   Form and Dating.  The Securities and the corresponding Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  The Securities shall be dated the date of their authentication.

Section 2.03   Execution and Authorization; Add On Securities.  The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $125,000,000 upon receipt of an Authentication Order; provided that Add On Securities may be issued in an unlimited aggregate principal amount without the consent of any Holders so long as such Securities are part of the same issue, within the meaning of Treasury Regulations Sections 1.1275-1(f) and 1.1275-2(k)(2), with the same terms (other than date of issuance and, if applicable, date from which interest will initially accrue) and with the same CUSIP number, as the Securities initially issued hereunder, and would be fungible with the Securities issued on the Original Issue Date for purposes of the Securities Act, the Exchange Act, other applicable U.S. securities laws and U.S. federal income tax laws.  If any Add On Securities are issued, the Securities issued on the Original Issue Date and such Add On Securities shall be treated as a single class for all purposes under this Indenture and shall vote together as one class on all matters with respect to the Securities.  Each Company Order shall specify the amount of Securities to be authenticated and the date on which each original issue of Securities is to be authenticated.

Section 2.04   Registrar, Paying Agent and Conversion Agent.

The Company will at all times maintain a Registrar, Paying Agent and agency where Securities may be presented for conversion (a “Conversion Agent”) in the Borough of Manhattan, The City of New York.

The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Conversion Agent.  If at any time the Company shall fail to maintain any such required Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.  The Company hereby appoints the Trustee as the initial Conversion Agent for the Securities.

The Company may also from time to time designate one or more additional conversion agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Conversion Agent.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any Conversion Agent.  The term “Conversion Agent” includes any additional conversion agent.

Section 2.05   Transfer and Exchange.  Every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A and in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or its attorney duly authorized in writing.

The last sentence of the first paragraph of Section 2.07 of the Base Indenture shall also not apply to any exchange pursuant to Sections 4.04 or 6.05.

None of the Company, any Registrar or the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof or has been surrendered for conversion (except, in the case of the purchase or conversion of a Security in part, the portion thereof not to be purchased or converted).

Section 2.06   Outstanding Securities.

Securities converted pursuant to Article 6 are not outstanding Securities.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds, in accordance with the terms hereof, money sufficient to pay the principal of, and any accrued interest on, any unconverted Security on the Final Maturity Date, then on and after such Final Maturity Date, (i) such Security will cease to be outstanding and interest thereon will cease to accrue and (ii) all other rights of the Holder in respect thereof shall terminate (other than the right to receive the principal of, and any accrued interest on, such Security).

If a Paying Agent (other than the Company or an Affiliate of the Company) holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, then, on the Fundamental Change Purchase Date, (i) such Security will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Security is made or whether or not such Security is delivered to the Paying Agent) and (ii) all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price and any previously accrued and unpaid interest payable under the Indenture upon book-entry transfer or delivery of such Security).

Section 2.07   Cancellation.

The Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for conversion.  The Company may not hold or resell Securities converted pursuant to Article 6 that are delivered for cancellation or issue any new Securities to replace any such Securities.

ARTICLE 3

REDEMPTION

Section 3.01   Not Subject to Redemption

The Securities are not subject to redemption by the Company at any time.  Article 3 of the Base Indenture shall not apply to the Securities.

ARTICLE 4

PURCHASE OF SECURITIES UPON A FUNDAMENTAL CHANGE

Section 4.01   Purchase of Securities at Option of the Holder Upon Fundamental Change.

(a)   If at any time that Securities remain outstanding there shall occur a Fundamental Change, Securities shall be purchased by the Company at the option of the Holders, as of a date, determined by the Company in its sole discretion, that is not less than 20 Business Days and not more than 30 Business Days after the occurrence of the Fundamental Change (the “Fundamental Change Purchase Date”) at a purchase price equal to 100% of the principal amount of the Securities to be purchased, together with any accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), unless the Fundamental Change Purchase Date is after a Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Record Date and the Fundamental Change Purchase Price payable to any Holder surrendering such Holder’s Security for repurchase pursuant to this Article 4 shall be equal to the principal amount of Securities subject to repurchase and will not include any accrued and unpaid interest.  The Fundamental Change Purchase Price shall be payable in cash, subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 4.01.  Notwithstanding the foregoing, the Company may not repurchase any Securities upon the occurrence of a Fundamental Change if the principal amount of the Securities has been accelerated and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.

A “Fundamental Change” shall mean the occurrence of a Change in Control or a Termination of Trading.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the date hereof:

(i)            any “person” or “group” (as such terms are defined below) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Company’s board of directors;

(ii)           the Company consolidates with, enters into a binding share exchange with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than any transaction

(A) in which the Persons that “beneficially owned” (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction “beneficially own” (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person, with such Holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction being in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction, or (B) which (x) is effected solely to change the jurisdiction of incorporation of the Company and (y) results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving Person;

(iii)          the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors; or

(iv)          the holders of Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms of this Indenture).

For the purpose of the definition of “Change in Control”, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the “person” or “group” (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms “beneficially own” and “beneficially owned” shall have meanings correlative to that of “beneficial owner.”  The term “Unissued Shares” means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

Notwithstanding anything to the contrary set forth in this Section 4.01, Holders shall not have the right to require the Company to purchase any Securities under clauses (i) or (ii) above, and the Company shall not be required to deliver a written notice of a Fundamental Change incidental thereto as a result of any acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition in which at least

90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) paid for the Common Stock in such transaction or transactions consists of shares of common stock traded on any U.S. National Securities Exchange, or which will be so traded immediately following the transaction or transactions, and, as a result of such transaction or transactions the Securities become convertible into such shares of such common stock.

A “Termination of Trading” means that the Common Stock or other securities into which the Securities are convertible are not approved for listing on any U.S. National Securities Exchange.

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make Whole Adjustment Event Period and any related Fundamental Change Purchase Date, references to the Company in the definitions of “Fundamental Change,” “Change of Control” and “Termination of Trading” above shall apply to such other entity instead.

(b)   Within 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change to the Trustee, Conversion Agent, Registrar and Paying Agent and to each Holder (and to beneficial owners as required by applicable law).  The Company shall also issue a press release announcing the occurrence of such Fundamental Change (and make such press release available on the Company’s website).  The notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(i)            briefly, the events causing such Fundamental Change;

(ii)           the effective date of such Fundamental Change;

(iii)          whether the Fundamental Change constitutes a Make Whole Adjustment Event and, if so, the Effective Date of such Make Whole Adjustment Event;

(iv)          briefly, the conversion rights of the Securities, the Conversion Price and any adjustments thereto;

(v)           the Holder’s right to require the Company to purchase the Securities;

(vi)          the Fundamental Change Purchase Date;

(vii)         the Fundamental Change Purchase Price;

(viii)        the date by which the Fundamental Change Purchase Notice pursuant to this Section 4.01 must be given;

(ix)           that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Cash and Common Stock (if any)

pursuant to Article 6 only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x)            the procedures that the Holder must follow to exercise rights under this Section 4.01;

(xi)           the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

(xii)          that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

(xiii)         the name and address of each Paying Agent and Conversion Agent.

If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

(c)   A Holder may exercise its rights specified in subsection (a) of this Section 4.01 upon delivery of a written notice (which shall be in substantially the form included in Exhibit A hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may (or, if definitive certificated Securities have not been issued, shall) be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to any Paying Agent at any time during the period between the date on which notice is given of the Fundamental Change and the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date.  The Fundamental Change Purchase Notice must specify the Securities for which the purchase right is being exercised.

The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Company shall purchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the purchase of all of a Security pursuant to Section 4.01 through Section 4.04 also apply to the purchase of such portion of such Security.

Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.02.

A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 4.02   Effect of Fundamental Change Purchase Notice.

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice specified in Section 4.01(c), the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security.  Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (a) the Fundamental Change Purchase Date with respect to such Security (provided the conditions in Section 4.01(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 4.01(c).  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 6 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

Section 4.03   Deposit of Fundamental Change Purchase Price.

On or before 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.  The manner in which the deposit required by this Section 4.03 is made by the Company shall be at the option of the Company; provided that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the Fundamental Change Purchase Date.

The Company shall publicly announce the principal amount of Securities purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 4.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Paying Agent shall return any such excess cash to the Company.

Section 4.04   Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 4.05   Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase or repurchase Securities under Section 4.01, the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable, (b) file a Schedule TO (or any successor or similar schedule, form or report), if required, under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or repurchase Securities, all so as to permit the rights of the Holders and obligations of the Company under Section 4.01 through Section 4.04 to be exercised in the time and in the manner specified therein.

ARTICLE 5

PAYMENT OF INTEREST AND MAKE WHOLE ADJUSTMENT EVENTS

Section 5.01   Interest and Principal Payments.

(a)   The Company shall pay interest on the Securities at a rate of 5.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), or if any such day is not a Business Day, the immediately following Business Day, commencing February 15, 2011.  Interest on a Security shall be paid to the Holder of such Security at the close of business on February 1 or August 1 (each, a “Record Date”), as the case may be, next preceding the related Interest Payment Date, and shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of a Security’s maturity, conversion, or purchase by the Company at the option of the Holder thereof, interest shall cease to accrue on such Security.  The Company shall pay interest on each Interest Payment Date (including the Final Maturity Date) to Holders of record of a Security on the Record Date immediately preceding such Interest Payment Date regardless of whether such Holders convert their Securities after such Record Date.

The Company shall make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, in its capacity as the Holder under the Indenture, by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall make all payments in respect of a certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $5,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account in the United States specified by such Holder.

(b)   Upon conversion of a Security, (i) a Holder shall not receive any additional cash payment of interest (unless such conversion occurs between a Record Date and the Interest Payment Date to which it relates, in which case a Holder that was the Holder on the Record Date will receive on the Interest Payment Date accrued and unpaid interest) and the Conversion Price shall not be adjusted to account for accrued and unpaid interest and (ii) except as set forth in clause (c) below, the Company’s delivery to a Holder of cash and shares, if any, of Common Stock into which the Security is convertible shall be deemed to satisfy its obligation to pay the principal amount of such Security and accrued and unpaid interest, if any, to, but not including, the Conversion Date with respect to such Security.  Any accrued but unpaid interest to, but not including, the Conversion Date with respect to such Security, shall be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

(c)   Securities surrendered for conversion by a Holder after the close of business on any Record Date but prior to the next Interest Payment Date must be accompanied by payment of an amount equal to the interest that will be payable on the Securities so converted on such Record Date; provided, however, that no such payment need be made (1) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) with respect to any Securities surrendered for conversion following the Record Date for the payment of interest immediately preceding the Final Maturity Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

Section 5.02   Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make Whole Adjustment Events.

(a)   Notwithstanding anything herein to the contrary, in the event a Holder elects to surrender its Securities for conversion in accordance with Article 6, at any time from, and including, the Effective Date of a Make Whole Adjustment Event to, and including, the close of business on the second Scheduled Trading Day immediately preceding the related purchase date, or (in the case of a Make Whole Adjustment Event that does not also constitute a Fundamental Change) the 40th Scheduled Trading Day immediately following the Effective Date of such Make Whole Adjustment Event (such period, the “Make Whole Adjustment Event Period”), the

Company shall increase the Conversion Rate for the Securities surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as set forth in this Section 5.02.

As used herein, a “Make Whole Adjustment Event” means (i) any Change in Control under clauses (i), (ii) and (iv) of the definition of that term herein and (ii) any Termination of Trading; provided, however, that an acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a Change in Control will not constitute a Make Whole Adjustment Event if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) paid for the Common Stock in such transaction or transactions consists of shares of common stock traded on any U.S. National Securities Exchange, or which will be so traded immediately following the transaction or transactions, and, as a result of such transaction or transactions, the Securities become convertible into such shares of such common stock.

The number of Additional Shares by which the Conversion Rate shall be increased for conversions in connection with a Make Whole Adjustment Event shall be determined by reference to the table below and is based on the date on which the Make Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and (1) the price paid or deemed paid per share of Common Stock in the Change in Control in the case of a Make Whole Adjustment Event that is the subject of clause (ii) of the definition of Change in Control in Section 4.01, in the event that the Common Stock is acquired for cash, or (2) the average of the Closing Sale Price of the Common Stock over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date of such other Make Whole Adjustment Event, in the case of any other Make Whole Adjustment Event (such amount determined under the first and second clause of this sentence, as applicable, the “Stock Price”).

	Stock Price
Effective Date	$16.00	$17.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00
July 27, 2010	11.47	9.94	8.64	6.56	5.00	3.82	2.92	2.21	1.66	1.13	0.74	0.45	0.24	0.09	0.00
August 15, 2011	11.47	10.38	8.96	6.72	5.07	3.84	2.90	2.17	1.62	1.09	0.70	0.42	0.22	0.08	0.00
August 15, 2012	11.47	10.60	9.06	6.66	4.93	3.65	2.70	1.98	1.44	0.94	0.58	0.32	0.15	0.04	0.00
August 15, 2013	11.47	10.43	8.74	6.17	4.37	3.10	2.19	1.53	1.05	0.63	0.34	0.15	0.03	0.00	0.00
August 15, 2014	11.47	9.32	7.43	4.69	2.92	1.80	1.09	0.64	0.35	0.13	0.01	0.00	0.00	0.00	0.00
August 15, 2015	11.47	7.78	4.52	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

If the exact Stock Prices and Effective Dates are not set forth in the table, then:  (i) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate is increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates in the table, based on a 365-day year; (ii) if the Stock Price exceeds $45.00 per share, subject to adjustment as set forth herein, no Additional Shares shall be added to the Conversion Rate; and (iii) if the Stock Price is less than $16.00 per share, subject to adjustment as set forth herein, no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion as a result of the adjustment described in this Section 5.02 exceed 62.5 shares per $1,000 principal amount of Securities, provided that such number of shares of Common Stock shall be adjusted for the same events for which the Conversion Price is adjusted, by the inverse of the adjustment factor applied in such Conversion Price adjustment, pursuant to Section 6.06.

As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make Whole Adjustment Event, the Company shall mail to each Holder, the Trustee and the Conversion Agent written notice of, and shall use commercially reasonable efforts to give such notice not more than 70 Scheduled Trading Days nor less than 40 Scheduled Trading Days in advance of such anticipated Effective Date.  The Company shall also issue a press release announcing the anticipated Effective Date (and make such press release available on the Company’s website).  Each such notice and press release shall also state that in connection with such Make Whole Adjustment Event, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled to such increase as provided herein (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase).

Section 5.03        Adjustments Relating to Make Whole Adjustment Event.

Whenever the Conversion Price of the Securities shall be adjusted from time to time by the Company pursuant to Section 6.06, each Stock Price set forth in the table under the row titled “Stock Price” in the table in Section 5.02(a) shall be adjusted in the same manner in which, at the same time and for the same events for which, the Conversion Price is to be so adjusted.  The Stock Prices in the table in Section 5.02(a) shall be adjusted by the same adjustment factor applied to the Conversion Price pursuant to Section 6.06 and the number of additional shares by which the Conversion Rate will be increased shall be adjusted by the inverse of that adjustment factor.

ARTICLE 6

CONVERSION

Section 6.01        Conversion Privilege.

(a)          Subject to the further provisions of this Article 6 and paragraph 6 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash, shares of Common Stock or a combination thereof, determined at the Company’s election, at any time until the close of business on February 15, 2015, at the Conversion Price then in effect, if, during any calendar quarter commencing after the date of original issuance of the Securities, the Closing Sale Price of the Common Stock, for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the Conversion Price in effect on such last Trading Day (the “Closing Sale Price Condition”), subject to the additional exceptions provided in Section 6.01(b).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice pursuant to Section 4.01(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Fundamental Change Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date in accordance with Section 4.02.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 6.

(b)         Even if the Closing Sale Price Condition is not satisfied,

(i)                                     if, after any five consecutive Trading Day period in which the Trading Price for the Securities for each such Trading Day was less than 98% of the Closing Sale Price of the Common Stock on such date multiplied by the then current Conversion Rate, a Holder may surrender Securities for conversion at any time during the following ten consecutive Business Days.  Upon request by any Holder or beneficial owner of the Securities, the Company or its agent shall determine if the Securities are convertible pursuant to this Section 6.01(b)(i) and will notify the Trustee accordingly.  The Company shall have no obligation to determine the Trading Price of the Securities unless a Holder provides the Company and the Trustee with reasonable evidence that the Trading Price of the Securities on any Trading Day would be less than 98% of the product of the then-current Conversion Rate times the Closing Sale Price of the Common Stock on such date.  At such time, the Company shall determine the Trading Price of the Securities beginning on such Trading Day and on each of the next four Trading Days;

(ii)                                  in the event that the Company elects to distribute to all or substantially all holders of Common Stock:

(a)                                  any rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days, shares of Common Stock at a price per share less than the Closing Sale Price on the announcement date for such dividend or distribution, or

(b)                                 cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which Conversion Price adjustment is required to be made under Section 6.06(a) or Section 6.06(b)), where the fair market value of such distribution per share of Common Stock, as determined in this Indenture, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the Closing

Sale Price of the Common Stock as of the Trading Day immediately preceding the date of declaration for such distribution,

then, in each case of clause (a) and (b), the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which notice shall be given not less than 40 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the second Scheduled Trading Day immediately preceding the Ex-Dividend Date or the Company announces that such distribution will not take place;

(iii)                               upon the occurrence of a Fundamental Change with respect to the Company, the Securities may be surrendered for conversion at any time from or after the effective time of the Fundamental Change until the close of business on the second Scheduled Trading Day immediately preceding the related Fundamental Change Purchase Date, or, if there is no such Fundamental Change Purchase Date, the 40th Scheduled Trading Day immediately following the effective date of the Fundamental Change (with the Company, to the extent practicable, giving Holders notice of the anticipated effective date for a Fundamental Change not more than 70 Scheduled Trading Days nor less than 40 Scheduled Trading Days prior to such anticipated effective date);

(iv)                              if the Company is a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets that does not also constitute a Fundamental Change (including any event that would be a Fundamental Change but for the existence of an exception specified in the paragraph immediately preceding the definition of “Termination of Trading” in Section 4.01), in each case pursuant to which the Common Stock would be converted into cash, securities or other property, the Securities may be surrendered for conversion at any time from or after the effective date of such transaction as announced by the Company (with the Company giving such announcement at least 40 Scheduled Trading Days prior to such anticipated effective date), until the close of business on the 40th Scheduled Trading Day following the effective date of such transaction; and

(v)                                 at any time after February 15, 2015 and until the close of business on the second Scheduled Trading Day immediately prior to the Final Maturity Date, the Securities may be surrendered for conversion regardless of whether the Closing Sale Price Condition or any of the other foregoing conditions has been satisfied.

Section 6.02        Conversion Procedure.

The right to convert any Security may be exercised, (a) if such Security is represented by a Global Security, by book-entry transfer to the Conversion Agent through the facilities of the Depositary in accordance with the applicable procedures of the Depositary, and, if required, by payment of any tax or duty, in accordance with Section 6.04, that may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security, or (b) if such Security is represented by a certificated Security, by delivery of such Security at the specified office of the Conversion Agent, accompanied by:  (i) a duly signed and completed conversion notice, in the form as set forth on the reverse of the Security attached hereto as Exhibit A (a “Conversion Notice”); (ii) if such certificated Security has been lost, stolen, destroyed or mutilated, a notice to the Registrar in accordance with Section 2.08 of the Base Indenture regarding the loss, theft, destruction or mutilation of the Security; (iii) appropriate endorsements and transfer documents if required by the Conversion Agent; and (iv) payment of any tax or duty, in accordance with Section 6.04, which may be payable in respect of any transfer involving the issue or delivery of the Common Stock in the name of a Person other than the Holder of the Security.  The “Conversion Date” for any Security shall be the Business Day on which the Holder of the Security satisfies all of the requirements set forth in the immediately preceding sentence; provided, however, if a Holder surrenders for conversion a Security at any time after the 60th Scheduled Trading Day prior to the Final Maturity Date, the Conversion Date shall be deemed to be the 30th Trading Day immediately preceding such Security’s Final Maturity Date.  On the Settlement Date, subject to Section 6.05, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and/or cash in an amount payable upon conversion (including cash in lieu of any fractional shares pursuant to Section 6.03), as applicable.

Securities that are validly surrendered for conversion in accordance with the terms of this Indenture will be deemed to have been converted immediately prior to the close of business on the Conversion Date.  The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record as of the last Trading Day of the related Conversion Period; provided, however, that if the related Conversion Date or such last Trading Day of the Conversion Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the person or persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.  Upon conversion of Securities, such person shall no longer be a Holder.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

No Conversion Notice with respect to any Securities may be given by a Holder thereof if such Holder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 4.02, unless the Company defaults in the payment of the Fundamental Change Purchase Price.

Except as provided below, the Company shall pay or deliver the amount of cash, shares of Common Stock, if any, or combination thereof, payable or deliverable, as the case may be, upon conversion of a Security (the “Conversion Obligation”), through the Conversion Agent on the Settlement Date; provided, that if prior to the relevant Conversion Date for any converted Securities, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 6.12, the Company shall pay such cash in respect of the conversion on the third Trading Day immediately following the related Conversion Date.  Notwithstanding the foregoing, if any information required to calculate the Conversion Obligation is not available as of the applicable Settlement Date, the Company shall deliver the Conversion Obligation on the third Trading Day after the earliest Trading Day on which such calculation can be made (but in no event later than February 14, 2016).  If application of the proviso to the first sentence of this paragraph would result in settlement of a conversion during the 10 Trading Days immediately following the effective date of a Fundamental Change, the Settlement Date will instead be the 10th Trading Day following the relevant effective date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock to which such Holder shall be entitled in satisfaction of such Conversion Obligation.

Section 6.03        Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of a Security.  Instead, the Company will pay cash in lieu of fractional shares based on the Daily VWAP of the Common Stock on the relevant Conversion Date if the Company has elected to satisfy its Conversion Obligation solely in shares of Common Stock or based on the Daily VWAP of the Common Stock on the last Trading Day of the relevant Conversion Period in the case of any other Settlement Method.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the aggregate principal amount of Securities that the Holder is then converting into cash and shares of Common Stock, if any, and the aggregate number of shares, if any, of Common Stock issuable upon such conversion.

Section 6.04        Taxes on Conversion.

If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion; provided, however, that the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name.  Nothing herein shall preclude any tax withholding required by law or regulation.

Section 6.05        Settlement Upon Conversion.

(a)          Subject to Section 6.01, a Holder upon conversion will receive, in respect of each $1,000 aggregate principal amount of such Holder’s Securities being converted, cash, shares of Common Stock or a combination thereof pursuant to the Company’s election of the Settlement Method.  All conversions after February 15, 2015 shall be settled using the same Settlement Method (in the same relative proportions of cash and shares of Common Stock).  If the Company has not delivered a notice to the Conversion Agent and Holders of its election of Settlement Method on or prior to February 15, 2015, the Company will, with respect to any conversions thereafter, be deemed to have elected to deliver, pursuant to 6.05(b)(iii) below, cash or cash and shares of Common Stock, as the case may be, in respect of its Conversion Obligation and the Specified Dollar Amount will be equal to $1,000.  On or prior to February 15, 2015, the Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date.  Except for any conversions that occur after February 15, 2015, the Company will not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.  If the Company elects a particular Settlement Method in connection with any conversion on or prior to February 15, 2015, it will inform Holders converting at that time through the Trustee of the Settlement Method the Company has selected (including the Specified Dollar Amount, if applicable), no later than the second Business Day immediately following the related Conversion Date.  If the Company does not make such an election, it will be deemed to have elected to deliver, pursuant to Section 6.05(b)(iii) below, cash or a combination of cash and shares of Common Stock, as the case may be, in respect of its Conversion Obligation and the Specified Dollar Amount will be equal to $1,000 for each such Conversion Date.  The Company may, at its option, for purposes of the Daily Settlement Amount irrevocably elect a particular Specified Dollar Amount for all subsequent conversions by notice of such election to the Holders.

(b)         The Conversion Obligation deliverable on the Settlement Date will be calculated as follows:

(i)                                     if the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to (1) the aggregate principal amount of Securities to be converted divided by $1,000, multiplied by (2) the applicable Conversion Rate;

(ii)                                  if the Company elects to satisfy its Conversion Obligation solely in cash, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the related Conversion Period; and

(iii)                               if the Company elects to satisfy its Conversion Obligation through the delivery of a combination of cash and shares of Common Stock, it shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted an amount of cash and shares of Common Stock, if any, equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the related Conversion Period.

(c)          The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Conversion Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock.  The Trustee and the Conversion Agent shall have no responsibility for any such determination.

(d)         The Company shall, prior to the issuance of any Securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock deliverable upon conversion of all of the Securities.

(e)          All shares of Common Stock that may be issued upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

(f)            The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list or cause to have quoted such shares of Common Stock on each National Securities Exchange, including the New York Stock Exchange, or over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

(g)         Notwithstanding anything herein to the contrary, nothing herein shall give to any Holder any rights as a creditor in respect of its right to conversion.

Section 6.06        Adjustment of Conversion Price.

The conversion price per share of Common Stock as stated in paragraph 6 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:

(a)          If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of Common Stock, or if the Company subdivides or combines the outstanding shares of Common Stock, the Conversion Price shall be adjusted based on the following formula:

CP = CP0 ×	OS0
OS

where

CP0	=

the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CP	=

the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be; and

OS	=

the number of shares of Common Stock that would be outstanding immediately after giving effect to such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be.

Such adjustment shall become effective immediately after the opening of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such subdivision or combination of Common Stock.  If any dividend or distribution that is the subject of this Section 6.06(a) is declared but not paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or subdivide or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Price that would then be in effect if such dividend, distribution, subdivision or combination of Common Stock had not been declared or announced.

(b)         If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock (or securities convertible into Common Stock), at a price per share (or a conversion price per share)

less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	OS0 + Y
OS0 + X

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date relating to such distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the opening of business on the Ex-Dividend Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Price shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such distribution, to be the Conversion Price that would then be in effect if such Ex-Dividend Date for such distribution had not been fixed.

For purposes of this Section 6.06(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined in good faith by the Board of Directors.

For the avoidance of doubt: if application of the formula set forth in this Section 6.06(b) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

(c)          (i) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets or property to all or substantially all holders of Common Stock other than (A) dividends or distributions (including subdivisions of Common Stock) and rights, options or warrants that are the subject of Section 6.06(a) or Section 6.06(b), (B) dividends or distributions paid exclusively in cash that are the subject of Section 6.06(d), (C) Spin-Offs that are the subject of Section 6.06(c)(ii) shall apply, and (D) distributions of rights to all or substantially all holders of Common Stock pursuant to the adoption of a shareholder rights plan, then, in each such case the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	SP0 - FMV
SP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

If the then-fair market value of the portion of the shares of Capital Stock, evidences of indebtedness or other assets or property so distributed applicable to one share of Common Stock is equal to or greater than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each Holder of a Security shall have the right to receive on conversion in respect of each Security held by such Holder, in addition to the number of shares of Common Stock to which such Holder is entitled to receive, the amount and kind of securities and assets such Holder would have received had such Holder already owned a number of shares of Common Stock equal to (x) the Conversion Rate immediately prior to the record date for the distribution of the securities or assets multiplied by (y) the number of Securities, with a principal amount of $1,000 each, such Holder owned.

(ii) With respect to an adjustment pursuant to this Section 6.06(c) where there has been a payment of a dividend or other distribution on the Common Stock or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	MP0
FMV + MP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CP	=	the Conversion Price in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV	=

the average of the Closing Sale Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Price under this Section 6.06(c)(ii) shall be made immediately after the open of business on the day after the last day of the Valuation Period, but shall become effective as of the open of business on the Ex-Dividend Date for the Spin-Off.  If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 6.06(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Prices in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Period.  For purposes of determining the Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date of any Spin-Off, references in the portion of this Section 6.06(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the Conversion Date for such conversion.

(iii) For purposes of this Section 6.06(c), Section 6.06(a) and Section 6.06(b), any dividend or distribution to which this Section 6.06(c) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock to which Section 6.06(a) or Section 6.06(b) (or both) applies, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights, options or warrants to which this Section 6.06(c) applies (and any Conversion Price adjustment required by this Section 6.06(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Price adjustment required by Section 6.06(a) and Section 6.06(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date relating to such distribution of such rights, options or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 6.06(a) and Section 6.06(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 6.06(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 6.06(b).

For the avoidance of doubt: if application of the formula set forth in this Section 6.06(c) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

If any dividend or distribution that is the subject of this Section 6.06(c) is declared but not paid or made, the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(d)         If the Company makes or pays any cash dividend or distribution to all or substantially all holders of its outstanding Common Stock (other than (i) distributions pursuant to Section 6.06(e) and (ii) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company), the applicable Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	SP0 - C
SP0

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CP	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of Common Stock.

If any dividend or distribution that is the subject of this Section 6.06(d) is declared but not paid or made, the Conversion Price shall be readjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

If the amount in cash per share that the Company pays or distributes to holders of the Common Stock attributable to one share of Common Stock is equal to or greater than the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the foregoing adjustment, the Company shall pay to each Holder of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash such Holder would have received had such Holder already owned a number of shares of Common Stock equal to (x) the Conversion Rate immediately prior to the record date for the dividend or distribution of such cash multiplied by (y) the number of Securities, with a principal amount of $1,000 each, such Holder owned.

For the avoidance of doubt, for purposes of this Section 6.06(d), in the event of any reclassification of the Common Stock, as a result of which the Securities become convertible into more than one class of Common Stock, if an adjustment to the Conversion Price is required pursuant to this Section 6.06(d), references in this Section to one share of Common Stock or Closing Sale Prices of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Securities are then convertible equal to the number of shares of such class issued in respect of one share of Common Stock in such reclassification.  The above provisions of this paragraph shall similarly apply to successive reclassifications.

For the avoidance of doubt: if application of the formula set forth in this Section 6.06(d) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

(e)          If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and if the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be decreased based on the following formula:

CP = CP0 ×	OS0 x SP
AC + (OS x SP)

where

CP0	=	the Conversion Price in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CP	=	the Conversion Price in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=

the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP	=	the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

Such adjustment under this Section 6.06(e) shall become effective at the opening of business on the Trading Day next succeeding the Expiration Date.  If the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Conversion Period in respect of any conversion, references within this Section 6.06(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Prices in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Conversion Period.  For purposes of determining the Conversion Price, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Expiration Date, references within this Section 6.06(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the Conversion Date for such conversion.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected.

For the avoidance of doubt: if application of the formula set forth in this Section 6.06(e) would result in an increase to the Conversion Price, no adjustment shall be made pursuant hereto.

(f)            In calculating the Daily VWAP or Closing Sale Price of the Common Stock over a span of multiple days pursuant to any provision of this Indenture, the Company shall make appropriate adjustments to account for any adjustment to the Conversion Price pursuant to Section 6.06 that becomes effective, or any event requiring an adjustment to the Conversion Price the Ex-Dividend Date in respect of which occurs, at any time during the period from which such prices are to be calculated.

(g)         If, in respect of any Trading Day within the Conversion Period for a converted Security:

(i)                                     the Company elects to satisfy its Conversion Obligation through delivery of a combination of cash and Common Stock, and shares of Common Stock are deliverable to settle the Daily Net Share Settlement Value for a given Trading Day within the Conversion Period applicable to the Securities converted by a Holder;

(ii)                                  any event that is the subject of any of clauses (a), (b), (c), (d) or (e) of this Section 6.06 has not resulted in an adjustment to the Conversion Price as of such Trading Day; and

(iii)                               the shares of Common Stock the Holder of such Security will receive in respect of such Trading Day are not entitled to participate in the distribution or transaction giving rise to such adjustment event because such shares were not held by such Holder on the record date corresponding to such distribution or transaction or otherwise, then the Company shall adjust the number of shares of Common Stock deliverable with respect to the Daily Settlement Amount for such Trading Day to reflect the relevant distribution or transaction.

(h)         If:

(i)                                     the Company elects to satisfy its Conversion Obligation solely in shares of Common Stock,

(ii)                                  any event that requires an adjustment to the Conversion Price under any of clauses (a), (b), (c), (d) and (e) of this Section 6.06 has not yet resulted in an adjustment to the Conversion Price on the Conversion Date, and

(iii)                               the shares of Common Stock the Holder of such Security shall receive on the Settlement Date are not entitled to participate in the distribution or transaction giving rise to such adjustment event because, pursuant to the terms of the second paragraph of Section 6.02, such shares were not held by such Holder on the record date corresponding to such distribution or transaction or otherwise,

then the Company shall adjust the number of shares of Common Stock that it delivers to such Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

Section 6.07        No Adjustment.

All calculations and other determinations under this Article 6 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.  Notwithstanding anything to the contrary contained in the Indenture, no adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, the Company shall carry forward any adjustments that are less than 1% of the Conversion Price and make such carried forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Price or (ii) regardless of whether the aggregate adjustment is less than 1%, (A) upon any date upon which the Company gives notice of a Fundamental Change and (B) on each of the Trading Days within any Conversion Period.

No adjustment need be made:

(a)          upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;

(b)         upon the issuance of any shares of the Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of the Company’s Subsidiaries;

(c)          upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security that is not the subject of clause (b) of this subsection and is outstanding as of the Original Issue Date;

(d)         for any change in the par value of the Common Stock; or

(e)          for accrued and unpaid interest, if any.

Except as set forth in this Article 6, the Company shall not adjust the Conversion Price.  The Company shall not be obligated to adjust the Conversion Price in transactions in which Holders participate without conversion of the Securities in the same manner and at the same time as a holder of the shares of the Common Stock into which such Holder’s Securities are convertible would participate.

The Company shall not take any action that would result in an adjustment without complying with New York Stock Exchange Rule 312, or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to such cash.  Interest will not accrue on such cash.

Section 6.08        Adjustment for Tax Purposes.

The Company shall be entitled to (but is not required to) make such reductions in the Conversion Price, in addition to those required by Section 6.06, as it in its discretion shall determine to be advisable in order to avoid or diminish any tax to holders of Common Stock (or holders of rights to purchase Common Stock) in connection with any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock (or rights to acquire such securities) hereafter made by the Company to its stockholders; provided the Company shall not take any action that would result in an adjustment to the Conversion Price in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock.

Section 6.09        Notice of Conversion and Notice of Adjustment.

Upon determining that Holders are entitled to convert their Securities in accordance with the provisions described herein, the Company will promptly (i) issue a press release and use its reasonable efforts to post such information on the Company’s website or otherwise publicly disclose this information or (ii) provide written notice to the Holders of the Securities in a manner contemplated by the Indenture, including through the facilities of the Depositary, and (iii) file with the Trustee and the Conversion Agent an Officer’s Certificate advising that the Company has determined that Holders of Securities are entitled to convert such Securities in accordance with the terms of this Indenture, provided that the Company shall not be obligated to deliver any such Officer’s Certificate after the close of business on February 15, 2015.  Prior to the close of business on February 15, 2015, unless and until the Trustee and the Conversion Agent shall receive an Officer’s Certificate advising of such conversion opportunity, the Trustee and the Conversion Agent may conclusively presume without inquiry that Holders are not entitled to convert their Securities.

Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee and the Conversion Agent an Officer’s Certificate setting forth the Conversion Price, detailing the calculation of the Conversion Price and briefly stating the facts upon which the adjustment is based.  In addition, the Company shall issue a press release containing such information and make such press release available on its website.

Unless and until the Trustee and the Conversion Agent shall receive an Officer’s Certificate setting forth an adjustment of the Conversion Price, the Trustee and the Conversion Agent may conclusively presume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 6.10        Notice of Certain Transactions.

In the event that:

(1)                                  the Company takes any action which would require an adjustment in the Conversion Price;

(2)                                  the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(3)                                  there is a dissolution or liquidation of the Company;

the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record or effective date, as the case may be.  The Company shall mail the notice as promptly as practicable but in no event less than 10 days prior to such event.  Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 6.10.

Section 6.11        Stockholder Rights Plans.

Each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the related rights under the Shareholder Rights Agreement, dated as of April 11, 2007, between the Company and Mellon Investor Services LLC, as rights agent, as amended, or any other rights plan in effect upon conversion of the Securities, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan or agreement, as the same may be amended from time to time.  If, however, prior to the time of conversion, the rights provided by such rights plan or agreement have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan or agreement so that the holders of the Securities would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Securities, the Conversion Price shall be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidences of indebtedness or other assets or property as provided in Section 6.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 6.12        Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following shall occur, namely:  (i) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 6.06); (ii) any consolidation, merger or binding share exchange involving the Company; or (iii) any sale, assignment, conveyance, transfer, lease or other disposition to another person of the Company’s property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:

(a)          the Company, or such successor purchasing Person, as the case may be, shall, as a condition precedent to such Merger Event, execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that Holders shall be entitled thereafter to convert their Securities into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a holder of the Common Stock would have owned or been entitled to receive in respect of a number of shares of the Common Stock equal to (x) the Conversion Rate immediately prior to such Merger Event multiplied by (y) the number of Securities, with a principal amount of $1,000 each, such Holder owned; provided that, at and after the effective time of any such Merger Event, any amount otherwise payable in cash upon conversion of the Securities shall continue to be payable as provided in Section 6.05, including the Company’s right to determine the form of consideration as provided therein.  For purposes of this Article 6, if the Common Stock has been replaced by Reference Property as a result of any transaction described in this Section 6.12(a), references to the Common Stock shall refer to such Reference Property.

(b)         In the event the Company shall execute a supplemental indenture pursuant to this Section 6.12, the Company shall promptly file with the Trustee (x) an Officer’s Certificate briefly describing the Merger Event, the kind or amount of shares of stock or other securities or property (including cash) that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and stating that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with.  Any failure to deliver such Officer’s Certificate shall not affect the legality or validity of such supplemental indenture.

(c)          With respect to each $1,000 principal amount of Securities surrendered for conversion after the effective date of any such Merger Event in lieu of cash and shares of Common Stock, if any, otherwise provided for hereunder, the Company shall deliver to the converting Holder a number of units of Reference Property (each such unit comprised of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration) equal to (1) the aggregate principal amount of Securities to be converted, divided by $1,000, multiplied by (2) the then-applicable Conversion Rate.

(i)                                     The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 6.03 (provided that the amount of such cash shall be determined as if references in such Section to “the Closing Sale Price” were instead a reference to “the Closing Sale Price of a unit of Reference Property” composed of the type and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such Merger Event would have owned or been entitled to receive based on the Weighted Average Consideration).

(ii)                                  The Daily Settlement Amounts (if applicable) and Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the applicable Conversion Period.

(iii)                               For purposes of this Section 6.12, the “Weighted Average Consideration” means the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election; provided that, if the types and amounts of consideration that holders of the Common Stock would be entitled to receive with respect to or in exchange for such Common Stock is based in part upon any form of stockholder election, the “Weighted Average Consideration” will be deemed to be (A) if holders of the majority of the shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election or (B) if the holders of a majority of the shares of Common Stock do not affirmatively make such an election, the types and amount of consideration actually received by such holders.

(iv)                              The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.

(v)                                 The above provisions of this Section shall similarly apply to successive Merger Events.

Promptly following the effective time of any such Merger Event, the Company shall notify the Trustee and the Conversion Agent and issue a press release describing the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event (and shall make the press release available on its website).

Section 6.13        Trustee’s Disclaimer.

The Trustee and the Conversion Agent shall have no duty to determine whether a Holder is entitled to convert its Securities or if and when an adjustment under this Article 6 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such entitlement or adjustment, and shall be protected in relying upon, an Officer’s Certificate, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.09.  Neither the Trustee nor the Conversion Agent makes any representation as to the validity or value of any shares of Common Stock or of any other securities or assets issued upon conversion of Securities, and the Trustee and the Conversion Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article 6.

The Trustee and the Conversion Agent shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.12, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.12.

Section 6.14        Voluntary Reduction.

The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 Business Days and if the reduction is irrevocable during the period, if the Board of Directors determines that such reduction would be in the best interest of the Company or would avoid or diminish income tax to holders of shares of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event, and the Company provides at least 15 days’ prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

Section 6.15        Calculations in Respect of the Securities.

The Company shall be responsible for making the calculations called for hereunder and under the Securities.  These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, adjustments to the Conversion Price and to the Conversion Rate, the amount of Conversion Consideration deliverable in respect of any conversion and any accrued interest payable on the Securities.  The Company shall make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities.  The Company shall provide to each of the Trustee, the Paying Agent and the Conversion Agent a schedule of its calculations, and the Trustee, the Paying Agent and the Conversion Agent are entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee shall forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

ARTICLE 7

COVENANTS

Section 7.01        Reports.  Section 4.03 of the Base Indenture is hereby amended in its entirety with respect to the Securities to state:

“So long as any Securities are outstanding, the Company shall (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the Trustee and the Holders of the Securities within 15 days after the date on which each such filing is made, all quarterly and annual financial information required to be contained in Forms 10-Q and 10-K and, with respect to the annual consolidated financial statements only, a report thereon by the

Company’s independent auditors.  The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports shall be furnished to the Trustee.  Documents filed by the Company with the SEC via the SEC’s EDGAR system (or any successor thereto) will be deemed furnished to the Trustee and the Holders of the Securities as of the time such documents are filed via EDGAR (or such successor).”

Section 7.02        Compliance Certificate.  Section 4.04 of the Base Indenture is hereby amended with respect to the Securities to add the following paragraph after the first paragraph thereof:

“In addition, the Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which constitute an Event of Default, or which, with the passage of time or the giving of notice or both would constitute an Event of Default, under clause (6), (7), (8) or (9) of Section 6.01 of the Indenture, the status of such Default or Event of Default and what actions the Company is taking or proposes to take in respect thereof.”

Section 7.03        Payment of Additional Tax Amounts.

All payments of interest and principal (including the payment of any amount upon Stated Maturity or that constitutes all or part of any Conversion Obligation) by the Company under the Securities shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Marshall Islands or any other jurisdiction in which the Company is organized or maintains an executive office or place of management or any political sub-division or taxing authority thereof or therein or any other jurisdiction from or through which the Company makes payment on any Security (each, a “Relevant Jurisdiction”).  In that event, the Company, as applicable, will pay such additional amounts as may be necessary in order that the net amounts received by a Holder after such withholding or deduction shall equal the amount of interest and principal (including the payment of any amount upon Stated Maturity or that constitutes all or part of any Conversion Obligation) which would have been receivable in respect of the Securities in the absence of such withholding or deduction (“Additional Tax Amounts”), except that no such Additional Tax Amounts shall apply to:

(a)          any tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, a trust, a partnership, a limited liability company or a corporation) and a Relevant Jurisdiction or its possessions, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of a

Relevant Jurisdiction or its possessions or being or having been engaged in a trade or business or present in a Relevant Jurisdiction or its possessions or having, or having had, a permanent establishment in a Relevant Jurisdiction or its possessions;

(b)         any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

(c)          any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any Security;

(d)         any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder (or a fiduciary, settler, beneficiary, member, or interestholder of the Holder, if the Holder is an estate, a trust, a partnership, or a limited liability company) or beneficial owner of that Security, if compliance therewith is required by a Relevant Jurisdiction or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

(e)          any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on any Security, if payment can be made without withholding by at least one other Paying Agent; or

(f)            in the case of any combination of the items listed above.

In addition, no Additional Tax Amounts shall be payable with respect to any payment on a Security to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Tax Amounts had that beneficiary, settlor, member, interestholder, or beneficial owner been the Holder.

Additional Tax Amounts, for all purposes of this Indenture, shall constitute and be deemed to be part of the principal, interest, payments in respect of any Conversion Obligation or other payment to which they relate and all references in this Indenture to principal, interest, payments in respect of any Conversion Obligation or other payments in respect of which Additional Tax Amounts are payable shall be deemed to also include such Additional Tax Amounts.

The Company shall deliver to the Trustee, at least 30 days prior to the date of any payment under or with respect to the Securities in respect of which it becomes aware that it will be obligated to pay Additional Tax Amounts, an Officer’s Certificate stating the fact that Additional Tax Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificates shall also set forth any other information reasonably necessary to enable the Trustee to pay Additional Tax Amounts to Holders on the relevant payment date.  The

Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

ARTICLE 8

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 8.01        Issuer May Consolidate, etc., on Certain Terms.

Article 5 of the Base Indenture is hereby amended in its entirety with respect to the Securities to state:

The Company shall not:  (1) consolidate with, enter into a binding share exchange with, or merge with or into, another Person, or (2) sell, assign, convey, transfer, lease or otherwise dispose of the properties and assets of the Company substantially as an entirety to another Person, unless:

(a)          either: (i) the Company is the surviving Person; or (ii) the Person surviving any such consolidation, share exchange or merger, if other than the Company, or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Person”) is a corporation organized or existing under the laws of the Republic of the Marshall Islands, the United States of America, any state of the United States or the District of Columbia, any member state of the European Union, Liberia, Malta, Bermuda, the Bahamas, Panama, the British Virgin Islands, the Cayman Islands, the Isle of Man, Norway, Hong Kong, Taiwan, Antigua and Barbuda, Barbados, Belize, Cyprus, Gibraltar (UK), Jamaica, Netherlands Antilles, St. Vincent, Singapore or any other country recognized by the United States of America with an investment grade sovereign debt rating from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(b)         the Successor Person assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture, executed and delivered to the Trustee;

(c)          immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing; and

(d)         the Company has delivered to the Trustee an Officer’s Certificate stating, and an Opinion of Counsel stating, in the opinion of such counsel, that such transaction and, if applicable, the supplemental indenture required in connection with such transaction pursuant to Section 8.01(ii) complies with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02        Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the Successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance, lease or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the Successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and upon satisfaction of the requirements of Section 8.01, except in the case of a lease or other conditional or temporally limited assignment, conveyance or disposition, the predecessor Company shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

ARTICLE 9

DEFAULT AND REMEDIES

Section 9.01        Events of Default

Section 6.01 of the Base Indenture is hereby amended in its entirety with respect to the Securities to state:

“‘Event of Default,’ wherever used herein with respect to the Securities, means any one of the following events:

(1)                                  the Company fails to pay the principal of any Security when due;

(2)                                  the Company fails to pay the cash and deliver the shares of Common Stock, if any, representing the Conversion Obligation upon conversion of any Security (including any Additional Shares, if applicable) within the time period required by the provisions of the Indenture;

(3)                                  the Company fails to pay any interest amounts on any Security when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;

(4)                                  the Company fails to perform any of its other covenants or agreements contained in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) or (3) of this Section 6.01), which failure continues uncured for a period of 60 days after written notice given by the Trustee or Holders of not less than 25% in principal amount of the outstanding Securities;

(5)                                  the Company fails to provide a Fundamental Change Purchase Notice when required by Section 4.01 or the Company fails to pay the Fundamental Change Purchase Price of any Security when due;

(6)                                  any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Significant Subsidiaries in an outstanding principal amount, individually or in the aggregate, in excess of $50 million is not paid at final maturity (or when otherwise due) or is accelerated and such indebtedness is not discharged (or such default in payment or acceleration is not cured or rescinded) within 30 days after written notice as provided herein; provided that a payment obligation (other than indebtedness for borrowed money) shall not be deemed to have matured, come due, or been accelerated to the extent that it is being disputed by the relevant obligor or obligors in good faith;

(7)                                  the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                  commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d)                                 makes a general assignment for the benefit of its creditors;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                  is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

(b)                                 appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, or

(c)                                  orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

(9)                                  the Company fails or any of its Significant Subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, other than judgments in respect of any vessel in respect of matters occurring prior to the Company’s or such Subsidiary’s ownership of such vessel, the aggregate uninsured or unbonded portion of which is in excess of $50 million, if the judgments are not paid, discharged or stayed within 60 days after the Company or such Subsidiary receives actual notice thereof.

Section 9.02        Additional Interest Sole Remedy for Certain Events of Default.

Notwithstanding any provision of Article 6 of the Base Indenture (as amended by this Supplemental Indenture), at the election of the Company in its sole discretion, the sole remedy under this Indenture for an Event of Default relating to the failure to comply with Section 4.03 of the Base Indenture (as amended hereby), and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, shall consist, for the 180 days after the occurrence of such an Event of Default, exclusively of the right to receive additional interest on the Securities at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding up to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to Section 4.03 of the Base Indenture (as amended hereby) is cured or waived).  Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  If the Event of Default is continuing on the 181st day after an Event of Default relating to a failure to comply with Section 4.03 of the Base Indenture (as amended hereby), the Securities will be subject to acceleration as provided in Section 6.02 of the Base Indenture.  The provisions of this Section 9.02 will not affect the rights of Holders in the event of the occurrence of any other Events of Default.

In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.03 of the Base Indenture (as amended hereby) in accordance with the immediately preceding paragraph, the Company shall notify all Holders and the Trustee and Paying Agent of such election on or before the close of business on the fifth Business Day after the date on which such Event of Default otherwise would occur.  Upon a failure by the Company to timely give such notice or pay additional interest, the Securities will be immediately subject to acceleration as otherwise provided in Section 6.02 of the Base Indenture.

Section 9.03        Waiver of Default and Events of Default.

In addition to Section 6.04 of the Base Indenture, consent of each Holder is required to waive any Default or Event of Default resulting from the failure by the Company to:

(a)          pay the principal of or interest amounts on any Security when due;

(b)         deliver cash, shares of Common Stock, or a combination thereof, as the case may be, upon a conversion of the Securities; or

(c)          comply with any provisions in this Indenture that would require the consent of the Holders of each outstanding Security affected.

Section 9.04        Limitations on Suits.

Section 6.06 is hereby amended in its entirety with respect to the Securities to state:

“A Holder of Securities may pursue a remedy with respect to this Indenture or the Securities only if:

(a)          such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(b)         the Holders of not less than 25% in principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)          such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)         the Trustee has failed to institute any such proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

(e)          the Trustee has not received for Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer of indemnity.

The limitations on suits set forth in clauses (a) through (e) of this Section 6.06 shall not apply to actions instituted by a Holder for the enforcement of payment of the principal of or interest amounts on any Security on or after the applicable due date or the right to convert any Security in accordance with the Indenture.”

Section 9.05        Unconditional Right of Holders to Receive Conversion Obligation.

In addition to the unconditional rights set forth in Section 6.07 of the Base Indenture, and notwithstanding any other provision in the Indenture, the Holder of any Security shall have the right, which is absolute and unconditional and may not be impaired or affected without the consent of the Holder, to receive the Conversion Obligation upon conversion of their Securities in accordance with the terms of the Indenture and to bring suit for the enforcement of their right to convert.

Section 9.06        Duties of Trustee.

Section 7.01(e) of the Base Indenture is hereby amended in its entirety with respect to the Securities to state:

“(e)                            No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of the Holders, unless any such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.”

ARTICLE 10

SATISFACTION AND DISCHARGE

Articles 8 of the Base Indenture shall not apply to the Securities.  Section 10.01 of the Base Indenture is hereby amended in its entirety with respect to the Securities to state:

“Section 10.01      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to the Securities, when:

(a)          either:

(i)                                     all Securities that have been authenticated (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(ii)                                  all Securities that have not been delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Securities, cash in U.S. dollars and shares of the Common Stock, if any (solely to satisfy any share delivery obligation in respect of the Conversion Obligation for any Securities that have been converted), in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or the applicable Conversion Obligation;

(b)         no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(c)          the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(d)         the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money and shares of Common Stock, if any (solely to satisfy any share delivery obligation in respect of the Conversion Obligation for any Securities that have been converted) toward the payment of the Securities at maturity or the settlement date in respect of any converted Securities, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and the lien provided for therein shall survive.”

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01            Scope of Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the

Securities and shall not apply to any other Series of Notes that may be issued by the Company under the Base Indenture.

Section 11.02            Adoption, Ratification and Confirmation.

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.  The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 11.03            New York Law to Govern.

For the avoidance of doubt, Section 11.10 of the Base Indenture (Governing Law) applies to the Indenture, which includes this Supplemental Indenture and the Base Indenture.

Section 11.04            Notices.

Notices may be provided to the Conversion Agent in the same manner and at the same address as the Trustee as specified in Section 11.02 of the Base Indenture.

Section 11.05            Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.06            Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture and it shall not be responsible for any statement or recital herein other than its certificate of authentication.

ARTICLE 12

SUPPLEMENTAL INDENTURES

Section 12.01            Without Consent of Holders.

Any amendment or supplement made solely to conform the provisions of the Indenture and the Securities to the description of the Indenture and the Securities contained in the Prospectus shall be deemed not to adversely affect the legal rights of any Holder, including for purposes of Section 9.01(4) of the Base Indenture.

Section 12.02            With Consent of Holders.

Section 9.02(a) through (g) of the Base Indenture is hereby amended in its entirety with respect to the Securities to state:

“(a)                            change the Stated Maturity of the principal of, or any interest amounts on, the Securities;

(b)                                 reduce the principal amount of or interest amounts on the Securities;

(c)                                  reduce the amount of principal payable upon acceleration of the maturity of the Securities;

(d)                                 change the currency of payment of principal of or interest amounts on the Securities or change any Security’s place of payment, other than that stated in the Securities;

(e)                                  impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Securities;

(f)                                    modify the provisions with respect to the purchase right of Holders pursuant to Article 4 upon a Fundamental Change in a manner adverse to Holders;

(g)                                 change the ranking of the Securities;

(h)                                 adversely affect the right of Holders to convert the Securities; or

(i)                                     modify provisions with respect to modification, amendment or waiver (including waiver of Events of Default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected Holder of Securities.”

ARTICLE 13

SINKING FUND

Section 13.01            No Sinking Fund.

There is no sinking fund for the Securities.  Article 12 of the Base Indenture shall not apply to the Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

GENCO SHIPPING & TRADING LIMITED

By	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee, Registrar, Paying Agent and Conversion Agent

By	/s/ Justin Huff
Name: Justin Huff
Title: Senior Associate

EXHIBIT A

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GENCO SHIPPING & TRADING LIMITED (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.](1)

(1) Include for Global Security.

GENCO SHIPPING & TRADING LIMITED

CUSIP: 36869M AA3	No.

5.00% CONVERTIBLE SENIOR NOTES DUE AUGUST 15, 2015

Genco Shipping & Trading Limited, a Company organized in the Marshall Islands (the “Company,” which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.](2), or registered assigns, the principal sum of                       DOLLARS ($                  ) on August 15, 2015 or such greater or lesser amount as is indicated on the Schedule of Increases / Decreases of Securities on the other side of this Security, to pay interest hereon at of 5.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing February 15, 2011 and to pay Additional Tax Amounts hereon as set forth in Section 7.03 of the Supplemental Indenture referred to herein.

This Security is convertible as specified on the other side of this Security. Additional provisions of this Security are set forth on the other side of this Security.

[Signature Page Follows]

(2) Include for Global Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date written below.

GENCO SHIPPING & TRADING LIMITED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Signatory

Dated:

GENCO SHIPPING & TRADING LIMITED

5.00% CONVERTIBLE SENIOR NOTES DUE AUGUST 15, 2015

1.                                       INTEREST AMOUNTS; ADDITIONAL TAX AMOUNTS

Genco Shipping & Trading Limited, a company organized in the Marshall Islands (the “Company,” which term shall include any successor corporation under the Indenture hereinafter referred to), will pay interest at a rate of 5.00% per annum, on the principal amount of this Security payable as provided in the Indenture, together with any additional interest required to be paid under Section 9.02 of the Supplemental Indenture.

Additional Tax Amounts payable pursuant to Section 7.03 of the Supplemental Indenture, for all purposes of this Security, shall constitute and be deemed to be part of the principal, interest, payments in respect of any Conversion Obligation or other payment to which they relate and all references in this Security to principal, interest, payments in respect of any Conversion Obligation or other payments in respect of which Additional Tax Amounts are payable shall be deemed to also include such Additional Tax Amounts.

2.                                       METHOD OF PAYMENT

The Company shall pay any interest on this Security to the Person who is the Holder of this Security at the close of business on February 1 or August 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Security to a Paying Agent to collect payment of principal.  Interest on the Security will be paid at a rate of
5.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, the immediately following Business Day, commencing February 15, 2011.  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.  In the event of the maturity, conversion or purchase of the Security by the Company at the option of the Holder, interest shall cease to accrue on the Security.  However, the Company will pay interest on the maturity date to a Holder of record of the Security on the record date immediately preceding the stated maturity date regardless of whether such Holder converts the Security.

The Company shall make all payments in respect of a Global Security registered in the name of the Depositary or its nominee to the Depositary or its nominee, as the case may be, by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall make all payments in respect of a certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee.  At the Company’s option, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, if requested by a Holder of more than $5,000,000 in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account in the United States specified by such Holder.

3.                                       PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, the Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America.  The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.                                       INDENTURE, LIMITATIONS

This instrument is one of a duly authorized issue of a Series of Notes of the Company designated as its 5.00% Convertible Senior Notes due August 15, 2015 (the “Securities”), issued under an Indenture, dated as of July 27, 2010 (together with the supplemental indenture dated as of July 27, 2010 (the “Supplemental Indenture”) and any other supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them, including the respective rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

The Securities are senior unsecured obligations of the Company limited, except as set forth in the Indenture, to up to $125,000,000 aggregate principal amount.

5.                                       PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Securities held by such Holder on a date, determined by the Company in its sole discretion, that is not less than 20 Business Days and not more than 30 Business Days after the occurrence of a Fundamental Change, at a purchase price equal to 100% of the principal amount thereof, together with any accrued interest up to, but excluding, the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is after a Record Date and on or prior to the related Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of the Securities as of the preceding Record Date and the Fundamental Change Purchase Price payable to any Holder surrendering such Holder’s Security for purchase pursuant to Article 4 of the Supplemental Indenture shall be equal to the principal amount of Securities subject to purchase and will not include any accrued and unpaid interest.  The Fundamental Change Purchase Price shall be payable in cash. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to 5:00 p.m., New York City time, on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.                                       CONVERSION

A Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into cash, shares of Common Stock, or a combination thereof, at the Company’s election, (i) at any time prior to the close of business on February 15, 2015, subject to the conditions set forth in Section 6.01 of the Supplemental Indenture or (ii) at any time after February 15, 2015 and until the close of business on the second Scheduled Trading Day immediately prior to the Final Maturity Date; provided, however, that, if the Security is subject to purchase upon a Fundamental Change, the conversion right will terminate at the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Company shall default in making the Fundamental Change Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

The initial Conversion Price is $19.60 per share of Common Stock, subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, the Company will pay cash in an amount determined by multiplying the Daily VWAP of a full share of Common Stock on the last Trading Day of such Conversion Period by the fractional amount and rounding the product to the nearest whole cent.  Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Securities that the Holder is then converting into cash and Common Stock, if any, and the aggregate number of shares, if any, of Common Stock issuable upon such conversion.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.  In the case of a Security held by the Depositary, such conversion shall be done in accordance with the applicable rules and procedures of the Depositary.

A Security in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.                                       DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

8.                                       PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

9.                                       UNCLAIMED MONEY

If money for the payment of principal, or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.                                 AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions set forth in the Indenture, the Securities and the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default with respect to the Securities and its consequence or compliance with any provision of the Securities or the Indenture may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any change that does not adversely affect the legal rights of any Holder.

11.                                 CALCULATIONS IN RESPECT OF SECURITIES

The Company shall be responsible for making all calculations called for under the Indenture and the Securities.  These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, adjustments to the Conversion Price and to the Conversion Rate, the amount of Conversion Consideration deliverable in respect of any conversion and any accrued interest payable on the Securities.  The Company shall make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities.  The Company shall provide to each of the Trustee, the Paying Agent and the Conversion Agent a schedule of its calculations, and the Trustee, the Paying Agent and the Conversion Agent are entitled to rely conclusively upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of the Securities upon the request of such Holder.

12.                                 SUCCESSOR ENTITY

When a Successor Person assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.                                 DEFAULTS AND REMEDIES

Under the Indenture, an “Event of Default” with respect to Securities shall occur if:

(1)                                  the Company fails to pay the principal of any Security when due;

(2)                                  the Company fails to pay the cash and deliver the shares of Common Stock, if any, representing the Conversion Obligation upon conversion of any Security (including any Additional Shares, if applicable) within the time period required by the provisions of this Indenture;

(3)                                  the Company fails to pay any interest amounts on any Security when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;

(4)                                  the Company fails to perform any of its other covenants or agreements contained in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) or (3) of this Section 13), which failure continues uncured for a period of 60 days after written notice given by the Trustee or Holders of not less than 25% in principal amount of the outstanding Securities;

(5)                                  the Company fails to provide a Fundamental Change Purchase Notice when required by Section 4.01 of the Supplemental Indenture or the Company fails to pay the Fundamental Change Purchase Price of any Security when due;

(6)                                  any indebtedness for money borrowed by, or any other payment obligation of, the Company or any of its Significant Subsidiaries in an outstanding principal amount, individually or in the aggregate, in excess of $50 million is not paid at final maturity (or when otherwise due) or is accelerated and such indebtedness is not discharged (or such default in payment or acceleration is not cured or rescinded) within 30 days after written notice as provided herein; provided that a payment obligation (other than indebtedness for borrowed money) shall not be deemed to have matured, come due, or been accelerated to the extent that it is being disputed by the relevant obligor or obligors in good faith;

(7)                                  the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law:

(a)                                  commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(d)                                 makes a general assignment for the benefit of its creditors;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any of its Significant Subsidiaries in an involuntary case,

(b)           appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, or

(c)           orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days; or

(9)           the Company fails or any of its Significant Subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, other than judgments in respect of any vessel in respect of matters occurring prior to the Company’s or such Subsidiary’s ownership of such vessel, the aggregate uninsured or unbonded portion of which is in excess of $50 million, if the judgments are not paid, discharged or stayed within 60 days after the Company or such Subsidiary receives actual notice thereof.

If an Event of Default with respect to the Securities at the time outstanding occurs and is continuing (other than an Event of Default specified in clause (7) or (8) above), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the principal amount of and accrued and unpaid interest, if any, on all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount and accrued and unpaid interest , if any, shall become immediately due and payable.  If an Event of Default specified in clause (7) or (8) above shall occur, the principal amount of and accrued and unpaid interest, if any, on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity or security reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or any interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of Default or Event of Default.

Under the terms of the Indenture, at the election of the Company in its sole discretion, the sole remedy for an Event of Default relating to the failure to comply with Section 4.03 of the Base Indenture (as amended by the Supplemental Indenture), and for any failure to comply with the requirements of Section 314(a)(1) of the TIA, shall consist, for the 180 days after the occurrence of such an Event of Default, exclusively of the right to receive additional interest on the Securities at a rate equal to 0.50% per annum of the aggregate principal amount of the Securities then outstanding up to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the Event of Default relating to the reporting obligations is cured or waived).  Any such additional interest will be paid and calculated in the manner set forth in the Indenture.

14.           TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.           NO RECOURSE AGAINST OTHERS

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under this Security, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting this Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of this Security. The waiver may not be effective to waive liabilities under the federal securities laws.

16.           AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are used herein as so defined.

18.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The internal laws of the State of New York shall govern and be used to construe this Security without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to the address of the Company set forth in Section 11.02 of the Base Indenture.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

* The signature must be guaranteed by an institution that is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

OPTION TO ELECT REPURCHASE UPON A FUNDAMENTAL CHANGE

To: Genco Shipping & Trading Limited

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Genco Shipping & Trading Limited (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at a purchase price equal to the Fundamental Change Purchase Price, payable in Cash.

Dated:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF INCREASES / DECREASES OF SECURITIES

The following increases and/or decreases in principal amount of this Security have been made as a result of exchanges, repurchases or conversions of a part of this Global Security:

Principal Amount of this Global Security Following Such Increase / Decrease	Authorized Signatory of Trustee	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security